SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to an exchange agreement dated October 23, 2008 (the “Exchange Agreement”), Thornburg Mortgage, Inc. (the “Company”) agreed to exchange over time up to $53.5 million aggregate principal amount of the Company’s Floating Rate Junior Subordinated Notes due January 2036 (the “January 2036 Notes”) and Floating Rate Junior Subordinated Notes due April 2036 (the “April 2036 Notes” and together with the January 2036 Notes, the “Notes”) for up to a maximum of 8,333,240 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), from certain holders (the “Holders”). The terms of the Exchange Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2008.

From November 10, 2008 through November 11, 2008 the Company exchanged $4 million aggregate principal amount of Notes for 738,991 Shares. Since October 23, 2008, the Company has exchanged a total of $26.125 million aggregate principal amount of Notes for 4,825,186 Shares.

The Company issued the Shares pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: November 14, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President